August 2, 2006                                      Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
Capmark Mortgage Securities Inc.                  New York, New York  10019-5820
200 Witmer Road
Horsham, Pennsylvania  19044                             Main Tel (212) 506-2500
                                                         Main Fax (212) 262-1910
                                                          www.mayerbrownrowe.com
Ladies and Gentlemen:

     We have acted as your special United States federal tax counsel in connection with the preparation of the Registration Statement on Form S-3 (the
"Registration Statement"), and the Prospectus and the form of Prospectus
Supplement forming a part thereof (collectively, the "Prospectus"), to be filed by you with the Securities and Exchange Commission (the "Commission") under the
Securities Act of 1933, as amended (the "Act"), on August 2, 2006. We have examined the Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion.
Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Certificates to an original purchaser that appears under the heading "Federal Income Tax Consequences" in the Prospectus (the "Tax
Description"). Except as otherwise indicated herein, all terms defined in the
Prospectus are used herein as so defined. The opinion set forth in this letter is based upon the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. We note that the form of Prospectus Supplement filed herewith does not relate to a specific transaction. Accordingly, the Tax
Description may, under certain circumstances, require modification when an actual transaction is undertaken.

     On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that while the Tax
Description does not purport to discuss all possible Federal income tax ramifications of the purchase, ownership, and disposition of the Certificates, particularly to purchasers subject to special rules under the Internal Revenue
Code of 1986, it is accurate in all material respects to the extent it relates to matters of law or legal conclusions with respect thereto. We adopt and confirm the statements in the Tax Description identified as the opinion of special United States federal tax counsel.

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Capmark Mortgage Securities Inc.
August 2, 2006

     We hereby consent to the filing of this letter as an exhibit to the
Registration Statement and to the references to this firm under the heading
"Federal Income Tax Consequences" in the Prospectus forming a part of the
Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP
MAYER, BROWN, ROWE & MAW LLP